                                                                    EXHIBIT 99.1



                                                                    [WEBMD LOGO]


Contacts:
--------
Investors and Media:
Risa Fisher
rfisher@webmd.net
201-414-2002


                WEBMD ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS




ELMWOOD PARK, NJ (October 13, 2003) - WebMD Corporation (NASDAQ: HLTH) today announced preliminary financial results for its third quarter ended September 30, 2003.

The Company expects revenue for the third quarter to be approximately $250 million, which is below the analyst consensus of $257 million. Income from continuing operations before taxes, non-cash, restructuring and other items for the third quarter is expected to be $0.09 per share, which is $0.02 per share below the analyst consensus of $0.11. Income per share from continuing operations for the third quarter is expected to be $0.03.

The lower than anticipated revenue resulted primarily from lower than expected systems implementations and support and maintenance revenue in the Physician Services division, as well as lower transaction volume in the Transaction Services division. The Company experienced a compressed sales closing, delivery and implementation cycle at the Physician Services division in the month of September that contributed to lower revenue. In addition, the extended period of testing and implementation by the Company and its business partners allowed by the recent transitional guidance regarding implementation of the HIPAA transaction standards contributed, in part, to lower than anticipated revenue in the Transaction Services division. The lower revenues combined with increased spending to meet our obligations for HIPAA testing and implementation with our customers resulted in lower than expected earnings. Results at WebMD Health and at Porex for the third quarter are anticipated to be consistent with previously announced expectations.

The Company expects that revenue for the fourth quarter will be approximately $255 to $265 million compared to analyst consensus of approximately $270 million. Income from continuing operations before taxes, non-cash, restructuring and other items for the fourth quarter is expected to be approximately $0.10 per share, compared to analyst consensus of $0.13 per share. Income per share from continuing operations for the fourth quarter is expected to be approximately $0.04. The revision of fourth quarter financial guidance primarily relates to lowered expectations for revenues in the Transaction Services division due to the lengthening of the transition to the HIPAA transaction standards being implemented by the Company's business partners and lower than expected transaction volumes in patient statement product offerings, combined with higher levels of spending related to HIPAA at both our Transaction Services and Physician Services divisions for a longer time than previously anticipated. Although the revised fourth quarter guidance reflects a change in expectations for the Physician Services division, the operating results are expected to improve from the September quarter. The Company's expectations for WebMD Health and Porex continue to be consistent with prior guidance.

The preliminary third quarter results and anticipated results for the fourth quarter described above do not include the impact of any incremental expenses related to the previously announced Department of Justice investigation.

In commenting on the preliminary results and revised fourth quarter guidance, Roger C. Holstein, CEO of WebMD, said, "Although we are disappointed in the results for the third quarter and have reduced guidance for the fourth quarter, we remain optimistic and enthusiastic about the opportunities for each of our businesses. We fully support the flexible implementation schedule for the HIPAA transaction rules that the government is now encouraging and that our business partners are now adopting and believe that a gradual implementation will achieve the objectives of not disrupting current electronic transaction flow while accommodating an orderly roll-out of the HIPAA transaction standards. However, in the short-term, it makes it challenging to predict when additional volumes resulting from a complete roll-out of the HIPAA transaction standards will begin." He continued, "Looking at our Physician Services division, we expect to see meaningful improvement over the third quarter with continued growth in revenues and operating results in 2004. WebMD Health continues to build on its position as the leading online source for health information and continuing medical education. We believe strongly that WebMD will play an integral role in the transformation of our healthcare system."

WebMD will report final results for the third quarter after the market closes on November 6, 2003. WebMD will hold a conference call with investors and analysts on November 6, 2003 at 4:45 pm (EST). A live audio webcast of the call will be available at www.webmd.com (in the About WebMD section of the site).




ABOUT WEBMD


WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.


WebMD Health is the leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is the leading provider of physician practice management software and related services. WebMD Envoy is the leader in payer and healthcare provider transaction processing and reimbursement cycle management services.


Porex is a developer, manufacturer and distributor of proprietary porous and solid plastic products and components used in healthcare, industrial and consumer applications.


All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding our guidance on future financial results and other projections or measures of future performance of WebMD; potential changes in WebMD's business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD's current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD's products and services; operational difficulties relating to combining acquired companies and businesses; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry's responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD's Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.


This press release includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures are per share income from continuing operations before taxes, non-cash, restructuring and other items. WebMD believes that these non-GAAP measures, and changes in those measures, are meaningful indicators of WebMD's performance and provide additional information that WebMD management finds useful in evaluating such performance and in planning for future periods. Accordingly, WebMD believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The following information is intended to provide a reconciliation of the non-GAAP financial measures to the GAAP financial measures included in this press release:

         - Third Quarter Preliminary Financial Results -- income from continuing operations per share reflects depreciation and amortization expense of approximately $0.03 per share, other non-cash expenses of approximately $0.03 per share, and income tax expense of less than $0.01 per share, and includes other income of less than $0.01 per share, none of which are reflected or included in calculating income per share from continuing operations before taxes, non-cash, restructuring and other items; and

         - Fourth Quarter Guidance -- income from continuing operations per share is expected to reflect depreciation and amortization expense of approximately $0.03 per share, other non-cash expenses of approximately $0.02 per share, and income tax expense of less than $0.01 per share, none of which are reflected or included in calculating income per share from continuing operations before taxes, non-cash, restructuring and other items.